EXHIBIT 10.1

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

OMNIBUS STOCK PLAN

INCORPORATING AMENDMENTS

EFFECTIVE ON OR

BEFORE FEBRUARY 3, 2004

TABLE OF CONTENTS

Section 1 BACKGROUND, PURPOSE AND DURATION		1

1.1	Effective Date	1
1.2	Purpose of the Plan	1

Section 2 DEFINITIONS		1

2.1	“1934 Act”	1
2.2	“Affiliate”	1
2.3	“Award”	1
2.4	“Award Agreement”	1
2.5	“Board”	2
2.6	“Code”	2
2.7	“Committee”	2
2.8	“Company”	2
2.9	“Consultant”	2
2.10	“Direct”	2
2.11	“Disability”	2
2.12	“EBIT”	2
2.13	“EBITDA”	2
2.14	“Earnings Per Share”	2
2.15	“Employee”	2
2.16	“Exercise Price”	2
2.17	“Fair Market Value”	2
2.18	“Fiscal Year”	3
2.19	“Grant Date”	3
2.20	“Incentive Stock Option”	3
2.21	“Net Income”	3
2.22	“Non-employee Director”	3
2.23	“Non-qualified Stock Option”	3
2.24	“Operating Cash Flow”	3
2.25	“Option”	3
2.26	“Participant”	3
2.27	“Performance Goals”	3
2.28	“Performance Period”	4
2.29	“Performance Share”	4
2.30	“Performance Unit”	4
2.31	“Period of Restriction”	4
2.32	“Plan”	4

2.33	“Restricted Stock”	4
2.34	“Retirement”	4
2.35	“Return on Assets”	4
2.36	“Return on Equity”	4
2.37	“Return on Sales”	4
2.38	“Revenue”	4
2.39	“Rule 16b-3”	4
2.40	“Section 16 Person”	5
2.41	“Shareholder Return”	5
2.42	“Shares”	5
2.43	“Stock Appreciation Right”	5
2.44	“Subsidiary”	5
2.45	“Termination of Service”	5
2.46	“VAI”	5

Section 3 ADMINISTRATION		5

3.1	The Committee	5
3.2	Authority of the Committee	5
3.3	Delegation by the Committee	6
3.4	Non-employee Directors	6
3.5	Decisions Binding	6

Section 4 SHARES SUBJECT TO THE PLAN		6

4.1	Number of Shares	6
4.2	Lapsed Awards	6
4.3	Adjustments in Awards and Authorized Shares	7

Section 5 STOCK OPTIONS		7

5.1	Grant of Options	7
5.2	Award Agreement	7
5.3	Exercise Price	7
5.3.1	Non-qualified Stock Options	7
5.3.2	Incentive Stock Options	7
5.3.3	Substitute Options	8
5.4	Expiration of Options	8
5.4.1	Expiration Dates	8
5.4.2	Death of Participant	8
5.4.3	Committee Discretion	8
5.5	Exercisability of Options	8
5.6	Payment	9
5.7	Restrictions on Share Transferability	9
5.8	Certain Additional Provisions for Incentive Stock Options	9
5.8.1	Exercisability	9
5.8.2	Termination of Service	9
5.8.3	Company and Subsidiaries Only	9
5.8.4	Expiration	10

5.9	Grant of Reload Options	10

Section 6 STOCK APPRECIATION RIGHTS		10

6.1	Grant of SARS	10
6.2	Exercise Price and Other Terms	10
6.3	SAR Agreement	10
6.4	Expiration of SARS	10
6.5	Payment of SAR Amount	10
6.6	Payment Upon Exercise of SAR	11

Section 7 RESTRICTED STOCK		11

7.1	Grant of Restricted Stock	11
7.2	Restricted Stock Agreement	11
7.3	Transferability	11
7.4	Other Restrictions	11
7.4.1	General Restrictions	11
7.4.2	Section 162(m) Performance Restrictions	11
7.4.3	Legend on Certificates	12
7.5	Removal of Restrictions	12
7.6	Voting Rights	12
7.7	Dividends and Other Distributions	12
7.8	Return of Restricted Stock to Company	12

Section 8 PERFORMANCE UNITS AND PERFORMANCE SHARES		12

8.1	Grant of Performance Units and Shares	12
8.2	Initial Value	12
8.3	Performance Objectives and Other Terms	13
8.3.1	General Performance Objectives	13
8.3.2	Section 162(m) Performance Objectives	13
8.4	Earning of Performance Units and Performance Shares	13
8.5	Form and Timing of Payment	13
8.6	Cancellation	13

Section 9 NON-EMPLOYEE DIRECTORS		14

9.1	Granting of Options.	14
9.1.1	Non-employee Directors	14
9.1.2	Chairman	14
9.2	Terms of Options.	14
9.2.1	Option Agreement	14
9.2.2	Exercise Price	14
9.2.3	Exercisability	14
9.2.4	Expiration of Options	14
9.2.5	Non Incentive Stock Options	15
9.2.6	Other Terms	15
9.3	Substitute Options	15

Section 10 MISCELLANEOUS		15

10.1	No Effect on Employment or Service	15
10.2	Participation	15
10.3	Indemnification	16
10.4	Successors	16
10.5	Beneficiary Designations	16
10.6	Nontransferability of Awards	16
10.7	No Rights as Stockholder	16
10.8	Withholding Requirements	16
10.9	Withholding Arrangements	17
10.10	Deferrals	17

Section 11 AMENDMENT, TERMINATION AND DURATION		17

11.1	Amendment, Suspension or Termination	17
11.2	Duration of the Plan	17

Section 12 LEGAL CONSTRUCTION		17

12.1	Gender and Number	17
12.2	Severability	18
12.3	Requirements of Law	18
12.4	Governing Law	18
12.5	Captions	18

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

OMNIBUS STOCK PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan is effective as of the date on which VAI distributes the Company’s Shares to the stockholders of VAI, subject to the approval of the Plan by a majority of the shares of the common stock of VAI which are present in person or by proxy and entitled to vote at the 1999 Annual and Special meeting of the Stockholders of VAI.

The Plan, as amended, incorporates amendments approved by the Board on July 3, 2000 and November 17, 2000. Effective July 3, 2000, Sections 9.2.4(c) and 9.2.5 were, respectively, amended and deleted. Effective November 17, 2000, Section 5.5 was amended.

1.2 Purpose of the Plan. The Plan is intended to increase incentives and to encourage Share ownership on the part of (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Non-qualified Stock Options, Incentive Stock Options, SARS, Restricted Stock, Performance Units or Performance Shares.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.8 “Company” means Varian Semiconductor Equipment Associates, Inc., a Delaware corporation, or any successor thereto.

2.9 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.10 “Director” means any individual who is a member of the Board.

2.11 “Disability” means a permanent and total disability within the meaning of section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.12 “EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.

2.13 “EBITDA” means as to any Performance Period. the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.

2.14 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.15 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.17 “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.20 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

2.21 “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.22 “Non-employee Director” means a Director who is all employee of neither the Company nor of any Affiliate.

2.23 “Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.24 “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.25 “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

2.26 “Participant” means an Employee, Consultant, or Non-employee Director who has an outstanding Award.

2.27 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITDA, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. “Determination Date” means the latest possible date that will not jeopardize an Award’s qualification as performance-based compensation under section 162(m) of the Code.

Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, “Determination Date” shall mean such date as the Committee may determine in its discretion.

2.28 “Performance Period” means any fiscal period not to exceed three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

2.29 “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.

2.30 “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.

2.31 “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

2.32 “Plan” means the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.33 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.34 “Retirement” means, in the case of an Employee or a Non-employee Director, “Retirement” as defined pursuant to the Company’s or the Board’s Retirement Policies, as they may be established from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.35 “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.36 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.37 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.38 “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.39 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.40 “Section 16 Person” means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

2.41 “Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

2.42 “Shares” means shares of the Company’s common stock, $.0l par value.

2.43 “Stock Appreciation Right” or “SAR” means an Award, granted alone, in connection or in tandem with a related Option, that pursuant to Section 6 is designated as a SAR.

2.44 “Subsidiary” means any corporation in an unbroken chain of corporations beginning, with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Non-employee Director, a cessation of the Non-employee Director’s service on the Board for any reason.

2.46 “VAI” means Varian Associates, Inc., a Delaware corporation.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Non-employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee may reduce the amount payable under any Award (other than an Option) after the grant of such Award.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3, or (c) with respect to awards which are intended to qualify as performance-based compensation under section 162(m) of the Code.

3.4 Non-employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Options and any Shares granted to Non-employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 6,000,000, plus such number of Shares as are granted pursuant to substitute Options under Sections 5.3.3 and 9.3 in connection with the distribution of Shares to the stockholders of VAI. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. In addition, if any Shares are tendered to the Company (whether by physical delivery or attestation) as full or partial payment for the exercise of an Option or in satisfaction of a tax withholding obligation pursuant to an Award, only the net Shares issued shall be deemed delivered for purposes of determining the maximum number of Shares that may be delivered under Section 4.1. Also, Shares issued pursuant to Awards assumed or granted in substitution of other awards in connection with the acquisition by the Company of an unrelated entity shall not reduce the maximum number of Shares issuable under Section 4. 1.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 5.1 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Non-employee Directors pursuant to Section 9, the foregoing, adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 9. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,000,000 Shares. The Committee may grant Incentive Stock Options, Non-qualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Non-qualified Stock Options. In the case of a Non-qualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding, the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of three (3) months from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability; or

(d) The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or

(e) The date of the Participant’s Termination of Service by the Company for cause (as determined by the Company); or

(f) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant who is an Employee dies prior to the expiration of his or her Options, his or her Options shall be exercisable until the expiration of three (3) years after the date of death. If a Participant who is a Consultant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. With respect to Options granted on or after November 17, 2000, if a Participant who is an Employee dies, incurs a Disability or terminates service by reason of his or her Retirement, the exercisability of his or her Options shall be fully accelerated to the date of Termination of Service. With respect to Options granted prior to November 17, 2000, if a Participant dies while an Employee, the exercisability of his or her Options shall be fully accelerated to the date of Termination of Service.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise), the portion so exercised shall be deemed a Non-qualified Stock Option.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shires of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 1,000,000 Shares.

6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4 Expiration of SARS. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARS.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.6 Payment Upon Exercise of SAR. At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 100,000 Shares of Restricted Stock.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing, Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varian Semiconductor Equipment Associates, Inc.”

7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units and Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year no more than 100,000 Performance Units or Performance Shares may be granted to any Participant.

8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units or Shares as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Shares to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Performance Units or Shares which are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units or Shares under section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award.

8.5 Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.

8.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

NON-EMPLOYEE DIRECTORS

9.1 Granting of Options.

9.1.1 Non-employee Directors. Each Non-employee Director shall be granted an Option to purchase 50,000 Shares (an “Initial Grant”) on the later of the Effective Date of the Plan or the date of the Non-employee Director’s appointment or election as a Non-employee Director. Beginning on the first business day after the second Annual Meeting of Stockholders following, the Non-employee Director’s appointment or election, and on the first business day after each Annual Meeting of Stockholders thereafter, for so long as the Non-employee Director serves as such, he or she annually shall be granted an Option for an additional 5,000 Shares (each a “Subsequent Grant”), but only if the Non-employee Director has continuously served as such through the Grant Date.

9.1.2 Chairman. Each Chairman of the Company who is a Non-employee Director shall be granted an Option to purchase 200,000 Shares (an “Initial Chairman’s Grant”) on the later of the Effective Date of the Plan or the date such individual becomes Chairman. Any Initial Chairman’s Grant shall be in lieu of any Initial Grant or Subsequent Grant the Chairman otherwise would be entitled to under Section 9.1.1 while he or she serves as Chairman. If a Chairman ceases to serve as such but remains a Non-employee Director, he or she shall be entitled to Subsequent Grants under Section 9.1.1, provided he or she has continuously served as a Non-employee Director through the applicable Grant Date.

9.2 Terms of Options.

9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Non-employee Director and the Company.

9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.

9.2.3 Exercisability. Each Option granted pursuant to this Section 9 shall become exercisable in full one (1) year after the date the Option is granted. If a Non-employee Director incurs a Termination of Service for a reason other than completion of his or her term as a Director, Retirement, death or Disability, his or her Options which are not exercisable on the date of such Termination shall never become exercisable. If the Termination of Service is on account of completion of the Non-employee Director’s term, Retirement, death or Disability, the Option shall become exercisable in full on the date of the Termination of Service.

9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of three (3) months from the date of the Non-employee Director’s Termination of Service for a reason other than death, Disability, resignation or Retirement; or

(c) The expiration of ten (10) years from the Grant Date upon the Non-employee Director’s Termination of Service by reason of completion of the Participant’s term as a Director, disability, Retirement or death1; or

(d) The expiration of one (1) month from the date of the Non-employee Director’s Termination of Service by reason of resignation.

9.2.5 Non Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

9.2.6 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to options granted to Non-employee Directors; provided, however, that Section 5.2 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-employee Directors.

9.3 Substitute Options. Notwithstanding the provisions of Section 9.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from all unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

SECTION 10

MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service, Employment with the Company and its Affiliates is on an at-will basis only.

10.2 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

[1]	Prior to the amendment of this Section 9.2.4(c), which is effective as of July 3, 2000, this Section provided that in the event of a Non-employee Director’s Termination of Service due to death, Disability, Retirement or completion of term as a Director, each Option would terminate three (3) years from the date of the Non-employee Director’s Termination of Service.

10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing, such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state, local or foreign jurisdiction marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10.10 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after ten (10) years from the Effective Date.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining, parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Varian Semiconductor Equipment Associates, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dated:	By:
Name:
Title:

AMENDMENT TO OMNIBUS STOCK PLAN

OF

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc. is hereby amended as follows:

(1) Section 6 (“Stock Appreciation Rights”), Section 7 (“Restricted Stock”) and Section 8 (“Performance Units and Performance Shares”) are deleted from the Plan.

(2) Section 5.4.1(a) of the Plan is amended to read in its entirety as follows:

“(a) The expiration of seven (7) years from the Grant Date; or”

(3) Section 5.4.1(d) of the Plan is amended to read in its entirety as follows:

“The expiration of seven (7) years from the Grant Date in the case of the Participant’s Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or”

(4) Section 9.2.4(a) of the Plan is amended to read in its entirety as follows:

“(a) The expiration of seven (7) years from the Grant Date; or”

(5) Section 9.2.4(c) of the Plan is amended to read in its entirety as follows:

“The expiration of seven (7) years from the Grant Date in the case of the Non-employee Director’s Termination of Service by reason of completion of the Participant’s term as a Director, disability, Retirement or death; or”

(6) The amendments contained in Sections 1 through 5 above shall become effective upon approval by the Board of Directors.

Approved by the Board of Directors on November 8, 2002

AMENDMENT NO. 2 TO OMNIBUS STOCK PLAN

OF

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., as amended, is hereby further amended as follows:

1. That Section 9.1.1 of the Plan be and hereby is amended to reads in its entirety as follows:

“9.1.1 Non-employee Directors. Each Non-employee Director shall be granted an Option to purchase 5,000 Shares (an “Initial Grant”) on the later of the Effective Date of the Plan or the date of the Non-employee Director’s appointment or election as a Non-employee Director. Beginning on the first business day after the second Annual Meeting of Stockholders following, the Non-employee Director’s appointment or election, and on the first business day after each Annual Meeting of Stockholders thereafter, for so long as the Non-employee Director serves as such, he or she annually shall be granted an Option for an additional 3,000 Shares (each a “Subsequent Grant”), but only if the Non-employee Director has continuously served as such through the Grant Date.”

2. This Amendment No. 2 shall become effective upon approval by the Board of Directors.

Approved by the Board of Directors on August 15, 2003

AMENDMENT NO. 3 TO OMNIBUS STOCK PLAN

OF

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., as amended, is hereby further amended as follows:

1. Section 2.27 of the Plan is amended to read in its entirety as follows:

2.27 “Performance Goals” means the goal(s) determined by the Committee, in its sole discretion, to be applicable to a Participant eligible for an Award and which may be selected from, but not limited to, (a) earnings per share, (b) return on average equity in relation to a peer group (the “Peer Group”) of companies designated by the Committee, (c) return on average assets in relation to the Peer Group, or (d) such other performance goals as may be established by the Committee which may be based on earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, pre-tax or after-tax income, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally, and may cover such period as may be specified by the Committee. Such Performance Goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. “Determination Date” means the latest possible date that will not jeopardize an Award’s qualification as performance-based compensation under section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, “Determination Date” shall mean such date as the Committee may determine in its discretion.

2. Section 2.31 of the Plan is amended to read in its entirety as follows:

2.31 “Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability, which shall begin on the Grant Date and end, with respect to (a) 33% of the number of Shares of Restricted Stock awarded on such Grant Date, on the first anniversary of the Grant Date and (b) 8.375% of the number of

Shares of Restricted Stock awarded on such Grant Date, at the end of each quarter following the first anniversary of the Grant Date, such that no Award of Restricted Stock shall remain subject to forfeiture and/or restrictions on transferability following the third anniversary of such Grant Date.

3. The following Section 6 shall be added to the Plan:

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that the aggregate number of Shares to be granted pursuant to Sections 6, 7 and 8 of the Plan shall not exceed 100,000 Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 100,000 Shares.

6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4 Expiration of SARS. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARS.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.6 Payment Upon Exercise of SAR. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

4. The following Section 7 shall be added to the Plan:

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine, provided that the aggregate number of Shares to be granted pursuant to Sections 6, 7 and 8 of the Plan shall not exceed 100,000 Shares. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than 100,000 Shares of Restricted Stock

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as performance-based compensation” under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing, Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Varian Semiconductor Equipment Associates, Inc.”

7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

5. The following Section 8 shall be added to the Plan:

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units and Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion, provided that the aggregate number of Shares to be granted pursuant to Sections 6, 7 and 8 of the Plan shall not exceed 100,000 Shares. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant, provided that during any Fiscal Year no more than 100,000 Performance Units or Performance Shares may be granted to any Participant.

8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units or Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals, or any other basis determined by the Committee in its discretion.

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units or Shares as “performance-based compensation” under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Shares to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Performance Units or Shares which are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units or Shares under section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award.

8.5 Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof.

8.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

6. This Amendment No. 3 shall become effective upon approval by the Board of Directors and by the Corporation’s stockholders.

Approved by the Board of Directors on November 14, 2003

Approved by the Corporation’s stockholders on             , 2004

AMENDMENT NO. 4 TO OMNIBUS STOCK PLAN

OF

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., as amended, is hereby further amended as follows:

1. Section 4.1 of the Plan is amended to read in its entirety as follows:

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 8,100,000, plus such number of Shares as are granted pursuant to substitute Options under Sections 5.3.3 and 9.3 in connection with the distribution of Shares to the stockholders of VAI. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

2. This Amendment No. 4 shall become effective upon approval by the Board of Directors and by the Corporation’s stockholders.

Approved by the Board of Directors on November 14, 2003

Approved by the Corporation’s stockholders on             , 2004

AMENDMENT NO. 5 TO OMNIBUS STOCK PLAN

OF

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc., as amended, is hereby further amended as follows:

1. Section 9.1.2 (“Chairman”) of the Plan is deleted from the Plan.

2. This Amendment No. 5 shall become effective upon approval by the Board of Directors.

Approved by the Board of Directors on December 5, 2003